================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                         ------------------------------

                                   FORM 8-K

                                CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15 (d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):

                                September 24, 1998

                              SERVICE EXPERTS, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

    Delaware                      001-13037                    62-1639453
----------------              ----------------             -----------------
(State or Other               (Commission File             (I.R.S. Employer
 Jurisdiction of              Number)                      Identification
 Incorporation)                                            Number)

                               Six Cadillac Drive
                                    Suite 400
                           Brentwood, Tennessee 37027
                --------------------------------------------------
               (Address of principal executive offices) (Zip Code)

                                 (615) 371-9990
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

                                 Not Applicable
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)


================================================================================

ITEM 5. OTHER EVENTS.

        Service Experts, Inc., a Delaware corporation (the "Company"), operates residential heating, ventilating and air conditioning ("HVAC") service and replacement businesses. In connection with the acquisition of HVAC businesses, the Company plans to offer shares of the Company's Common Stock, $.01 par value per share (the "Common Stock"), warrants to purchase shares of Common Stock and debt securities convertible into shares of Common Stock pursuant to its Registration Statement on Form S-4. In order to comply with the disclosure requirements of the Securities and Exchange Commission regarding the financial statements of businesses acquired or to be acquired, the Company is filing this Current Report containing the following audited and pro forma financial statements:

        (a) Financial Statements of Businesses Acquired
            See Pages F-2 through F-27.

        (b) Pro Forma Financial Information
            See Pages F-28 through F-34.

                         INDEX TO FINANCIAL STATEMENTS

                                                              PAGE
                                                              ----
STEEL CITY HEATING AND AIR, INC. -- FINANCIAL STATEMENTS
  FOR THE YEAR ENDED DECEMBER 31, 1997 AND THE THREE MONTHS
  ENDED MARCH 31, 1998 (UNAUDITED)
Report of Independent Auditors............................... F-2
Balance Sheets............................................... F-3
Statements of Income......................................... F-5
Statement of Stockholder's Equity............................ F-6
Statements of Cash Flows..................................... F-7
Notes to Financial Statements................................ F-8

DAVIS THE PLUMBER, INC. -- FINANCIAL STATEMENTS FOR THE YEAR
  ENDED DECEMBER 31, 1997
Report of Independent Auditors............................... F-15
Balance Sheet................................................ F-16
Statements of Income......................................... F-18
Statement of Stockholders' Equity............................ F-19
Statement of Cash Flows...................................... F-20
Notes to Financial Statements................................ F-21

SERVICE EXPERTS, INC. -- UNAUDITED PRO FORMA COMBINED
  FINANCIAL STATEMENTS
Basis of Presentation.......................................  F-28
Unaudited Pro Forma Combined Balance Sheet as of June 30,
  1998......................................................  F-30
Unaudited Pro Forma Combined Statements of Income for the
  Six Months ended June 30, 1998 and for the Twelve
  Months ended December 31, 1997............................  F-31
Notes to Unaudited Pro Forma Combined Financial
  Statements................................................  F-33

                         Report of Independent Auditors

The Stockholder of
Steel City Heating and Air, Inc.

We have audited the accompanying balance sheet of Steel City Heating and Air, Inc. as of December 31, 1997, and the related statements of income, stockholder's equity, and cash flows for the year ended December 31, 1997. These financial statements are the responsibility of the Company's management.
Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Steel City Heating and Air, Inc. at December 31, 1997, and the results of its operations and its cash flows for the year ended December 31, 1997, in conformity with generally accepted accounting principles.



                                           /s/ Ernst & Young LLP


Nashville, Tennessee
May 22, 1998

                        Steel City Heating and Air, Inc.

                                 Balance Sheets


                                                                     DECEMBER 31,         MARCH 31,
                                                                         1997               1998
                                                                      ------------------------------
                                                                                         (Unaudited)
ASSETS
Current assets:
    Cash and cash equivalents                                         $ 1,090,402        $   403,928
    Accounts receivable:
       Trade, net of allowance for doubtful accounts of $23,000
          at December 31, 1997 and March 31, 1998 (unaudited)             508,025            543,811
       Employee                                                             9,014             13,605
       Other                                                               21,534             13,946
                                                                      ------------------------------
                                                                          538,573            571,362

    Inventories                                                           246,134            172,638
    Investments                                                           100,000            100,000
    Prepaid expenses and other current assets                                  --             33,194
                                                                      ------------------------------
Total current assets                                                    1,975,109          1,281,122

Property and equipment:
    Furniture and fixtures                                                 64,212             64,212
    Machinery and equipment                                               197,552            201,079
    Vehicles                                                            1,081,545          1,040,089
    Leasehold improvements                                                 20,238             20,238
                                                                      ------------------------------
                                                                        1,363,547          1,325,618
    Less accumulated depreciation and amortization                       (756,405)          (777,925)
                                                                      ------------------------------
                                                                          607,142            547,693
                                                                      ------------------------------
Total assets                                                          $ 2,582,251        $ 1,828,815
                                                                      ==============================

                                                                     DECEMBER 31,         MARCH 31,
                                                                         1997               1998
                                                                      ------------------------------
                                                                                         (Unaudited)
LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
   Trade accounts payable and accrued liabilities                     $   329,582        $   327,314
   Accrued compensation                                                   103,664             73,479
   Accrued warranties                                                     152,456            152,456
   Deferred revenue                                                       194,000            189,762
   Shareholder note payable                                               950,000            100,000
                                                                      ------------------------------
Total current liabilities                                               1,729,702            843,011

Stockholder's equity:
   Common stock, $50 par value, 300 shares authorized, issued
     and outstanding                                                       15,000             15,000
   Retained earnings                                                      837,549            970,804
                                                                      ------------------------------
Total stockholder's equity                                                852,549            985,804










                                                                      ------------------------------
Total liabilities and stockholder's equity                            $ 2,582,251        $ 1,828,815
                                                                      ==============================



See accompanying notes.

                        Steel City Heating and Air, Inc.

                              Statements of Income


                                                                                        THREE MONTHS
                                                                       YEAR ENDED          ENDED
                                                                      DECEMBER 31,        MARCH 31,
                                                                         1997                1998
                                                                      ------------------------------
                                                                                         (Unaudited)

Net revenue                                                           $ 9,764,608        $ 1,972,510

Cost of goods sold                                                      6,115,502          1,286,974
                                                                      ------------------------------
Gross margin                                                            3,649,106            685,536
Selling, general and administrative expenses                            1,229,322            345,865
                                                                      ------------------------------
Income from operations                                                  2,419,784            339,671
Other income (expense):
   Interest expense                                                       (76,000)           (12,667)
   Interest income                                                         39,163              6,251
   Other income                                                            12,546                 --
                                                                      ------------------------------
                                                                          (24,291)            (6,416)
                                                                      ------------------------------
Net income                                                            $ 2,395,493        $   333,255
                                                                      ==============================



See accompanying notes.

                        Steel City Heating and Air, Inc.

                        Statement of Stockholder's Equity




                                                  COMMON STOCK
                                                 $50 PAR VALUE              RETAINED
                                            SHARES         AMOUNT           EARNINGS           TOTAL
                                         ------------------------------------------------------------------

Balance at January 1, 1997                    300          $15,000        $    492,056     $    507,056
   Capital distributions                        -                -          (2,050,000)      (2,050,000)
   Net income                                   -                -           2,395,493        2,395,493
                                         ------------------------------------------------------------------
Balance at December 31, 1997                  300           15,000             837,549          852,549
   Capital distributions (unaudited)            -                -            (200,000)        (200,000)
   Net income (unaudited)                       -                -             333,255          333,255
                                         ------------------------------------------------------------------
Balance at March 31, 1998 (unaudited)         300          $15,000        $    970,804     $    985,804
                                         ==================================================================



See accompanying notes.

                        Steel City Heating and Air, Inc.

                            Statements of Cash Flows


                                                                                       THREE MONTHS
                                                                      YEAR ENDED           ENDED
                                                                      DECEMBER 31,        MARCH 31,
                                                                         1997               1998
                                                                      ------------------------------
                                                                                         (Unaudited)
OPERATING ACTIVITIES
Net income                                                            $ 2,395,493        $   333,255
Adjustments to reconcile net income to net cash provided by
    operating activities:
       Depreciation and amortization                                      246,860             62,976
       Provision for loss on accounts receivable                           46,395             16,038
       Gain on asset disposals                                            (23,505)                --
       Changes in assets and liabilities:
         Accounts receivable                                              (63,768)           (48,827)
         Inventories                                                      (32,107)            73,496
         Prepaid expenses and other current assets                             --            (33,194)
         Trade accounts payable and accrued liabilities                    57,463             (2,268)
         Accrued compensation                                              41,169            (30,185)
         Accrued warranties                                                 1,856                 --
         Deferred revenue                                                 (86,400)            (4,238)
                                                                      ------------------------------
Net cash flow provided by operating activities                          2,583,456            367,053

INVESTING ACTIVITIES
Purchase of property, and equipment                                      (216,028)            (3,527)
Proceeds from sale of property, and equipment                              46,563                 --
                                                                      ------------------------------
Net cash used in investing activities                                    (169,465)            (3,527)

FINANCING ACTIVITIES
Payments on shareholder note payable                                           --           (850,000)
Distribution to stockholders                                           (2,050,000)          (200,000)
                                                                      ------------------------------
Net cash used in financing activities                                  (2,050,000)        (1,050,000)

Increase (decrease) in cash and cash equivalents                          363,991           (686,474)
Cash and cash equivalents at beginning of period                          726,411          1,090,402
                                                                      ------------------------------
Cash and cash equivalents at end of period                            $ 1,090,402        $   403,928
                                                                      ==============================
SUPPLEMENTAL CASH FLOW INFORMATION
Interest paid                                                         $    76,000        $        --
                                                                      ==============================

See accompanying notes.

                        Steel City Heating and Air, Inc.

                          Notes to Financial Statements

                                December 31, 1997


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

REPORTING ENTITY

Steel City Heating and Air, Inc. (the Company) operates in one industry segment and is primarily engaged in the installation and servicing of air conditioning and heating systems for commercial and residential customers in the Birmingham, Alabama area.

UNAUDITED INTERIM FINANCIAL STATEMENTS

The balance sheet as of March 31, 1998 and the related statements of income, stockholder's equity, and cash flows for the three months then ended (interim financial statements) have been prepared by the Company's management and are unaudited. The interim financial statements include all adjustments, consisting of only normal recurring adjustments, necessary for a fair presentation of the interim results.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted from the interim financial statements. The interim financial statements should be read in conjunction with the December 31, 1997 audited financial statements appearing herein. The results of the three months ended March 31, 1998 may not be indicative of operating results for the full year.

RECOGNITION OF  REVENUE

Revenue on all of the Company's residential heating and air conditioning installation and service and maintenance revenue are recognized upon completion of the services, which is usually within one to two days.

FAIR VALUE OF FINANCIAL INSTRUMENTS

Cash and Cash Equivalents

The carrying amount reported in the balance sheet for cash and cash equivalents approximates fair value.

                        Steel City Heating and Air, Inc.

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

FAIR VALUE OF FINANCIAL INSTRUMENTS (CONTINUED)

Investments

The carrying amount reported in the balance sheet for investments approximates fair value due to their nearness to maturity.

Accounts Receivable, Accounts Payable, Accrued Liabilities and Notes Payable

The carrying amounts reported in the balance sheet for accounts receivable, accounts payable, accrued liabilities and notes payable approximate fair value.

CONCENTRATIONS OF CREDIT

At times, cash balances in the Company's accounts may exceed FDIC insurance limits. The Company primarily purchases HVAC units and parts that are manufactured or distributed by Air Engineer, L.C. Total purchases of equipment and parts from this manufacturer during 1997 totaled approximately $1,304,000.

Concentrations of credit risk with respect to trade receivables are limited due to the large number of customers comprising the Company's customer base, and their dispersions across many different industries.

CASH EQUIVALENTS

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

ALLOWANCE FOR DOUBTFUL ACCOUNTS

During the year ended December 31, 1997, amounts charged to bad debt expense totaled approximately $5,500. No accounts were written-off during the year ended December 31, 1997.

                        Steel City Heating and Air, Inc.

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

INVESTMENTS

Investments consist of municipal securities and are classified as held to maturity and, accordingly are carried at their amortized cost.

INVENTORIES

Inventories are stated at cost, which is not in excess of market. Cost is determined by the first-in, first-out (FIFO) method for all inventories.

PROPERTY AND EQUIPMENT

Property and equipment are stated on the basis of cost. Depreciation and amortization are provided on the straight-line method over the following useful lives:

                                                                YEARS
                                                         --------------------

Leasehold improvements                                          7-10
Furniture and fixtures                                            7
Machinery and equipment                                          5-7
Vehicles                                                          5

LONG-LIVED ASSETS

Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-lived Assets and for Long-lived Assets to be Disposed Of" requires that companies consider whether indicators of impairment of long-lived assets held for use are present. If such indicators are present, companies determine whether the sum of the estimated undiscounted future cash flows attributable to such assets is less than their carrying amount, and if so, companies recognize an impairment loss based on the excess of the carrying amount of the assets over their fair value. Accordingly, management periodically evaluates the ongoing value of property and equipment and has determined that there were no indications of impairment as of December 31, 1997.

                        Steel City Heating and Air, Inc.

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

DEFERRED REVENUE

The Company pre-sells maintenance contracts in the form of energy service agreements ("ESA"). ESA revenue is recorded as deferred revenue and recognized as income as services are performed.

WARRANTIES

The Company generally provides the retail customer with a five year warranty on equipment, parts and labor from the date of installation of the heating and air conditioning unit. This warranty runs concurrent with the manufacturer's one year warranty on equipment. The Company provides an accrual for future warranty costs based upon the relationship of prior years' sales to actual warranty costs. It is the Company's practice to classify the entire warranty accrual as a current liability.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

INCOME TAXES

The stockholder of the Company has elected under Subchapter S of the Internal Revenue Code to include the respective company's income in his own income for federal and state income tax purposes. Accordingly, the Company is not subject to federal and state income tax.

ADVERTISING COSTS

The Company expenses advertising costs as incurred. During 1997, the Company expensed approximately $69,000.

                        Steel City Heating and Air, Inc.

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

NEWLY ISSUED ACCOUNTING STANDARDS

In June 1997, the FASB issued FAS No. 130, "Reporting Comprehensive Income." Statement No. 130 establishes standards for reporting and displaying comprehensive income and its components in a full set of general purpose financial statements. Statement No. 130 is effective for interim and annual periods beginning after December 15, 1997. Comprehensive income encompasses all changes in stockholder's equity (except those arising from transactions from owners) and includes net income, net unrealized capital gains or losses on available for sale securities and foreign currency translation adjustments. Management of the Company does not expect the adoption of FAS No. 130 to have a material impact on the Company's financial statements.

2. EMPLOYEE BENEFIT PLAN

The Company has a defined-contribution employee benefit plan incorporating provisions of Section 401(k) of the Internal Revenue Code. Substantially all employees of the Company are eligible to participate in the plan. Under the plan's provisions, a plan member may make contributions, on a tax deferred basis, not to exceed the maximum established by the Internal Revenue Service. The Company made discretionary profit sharing contributions which totaled approximately $92,000 in 1997.

3. COMMITMENTS AND CONTINGENT LIABILITIES

The Company maintains general liability insurance coverage and umbrella policies to insure itself against any liabilities occurring in the normal course of business. The Company believes that its insurance coverage is adequate.

4. INCOME TAXES

PRO FORMA INCOME TAX INFORMATION (UNAUDITED)

The Company operates under Subchapter S of the Internal Revenue Code and is not subject to corporate federal and state income tax. In connection with the sale of the Company (See Note 7), the Subchapter S election will be terminated. As a result, the Company will be subject to corporate income taxes subsequent to the termination of S corporation status. The

                        Steel City Heating and Air, Inc.

4. INCOME TAXES (CONTINUED)

PRO FORMA INCOME TAX INFORMATION (UNAUDITED) (CONTINUED)

Company had taxable income for income tax purposes of $2,329,233 for 1997. Had the Company filed federal and state income tax returns as a regular corporation for 1997, income tax expense under the provisions of SFAS No. 109 would have been approximately $892,000.

At the date of termination of S corporation status, the Company will be required to provide deferred taxes for cumulative temporary differences between financial reporting and tax reporting basis of assets and liabilities. Such deferred taxes will be based on the cumulative temporary differences at the date of termination of S corporation status. The effect of recognizing the deferred taxes will be recorded as an adjustment to goodwill in purchase accounting. If the termination of S corporation status had occurred at March 31, 1998, the deferred tax asset would have been approximately $108,000.

5. RELATED PARTY TRANSACTIONS

The Company had an 8% interest bearing note payable to the stockholder totaling $950,000 at December 31, 1997 which matures in 1998.

The Company leases its office facility from its stockholder on a month-to-month basis. Rental payments of $120,000 related to this lease were made during the year ended December 31, 1997. The Company paid interest of $76,000 on this note during the year ended December 31, 1997.

6. IMPACT OF YEAR 2000 (UNAUDITED)

The Year 2000 issue is the result of computer programs being written using two digits rather than four to define the applicable year. Any of the Company's computer programs that have time sensitive software may recognize a date using "00" as the year 1900 rather

                        Steel City Heating and Air, Inc.

6. IMPACT OF YEAR 2000 (UNAUDITED) (CONTINUED)

than the year 2000. This could result in a system failure or miscalculations causing disruptions of operations, including, among other things, a temporary inability to process transactions, send invoices, or engage in similar normal business activities.

The Company has completed an assessment and implemented a plan which will include testing, modifying and replacing portions of its software so that its computer systems will function properly with respect to dates in the Year 2000 and thereafter. According to management estimates, the total Year 2000 project cost will not materially affect the operating results or the financial position of the Company.

The planned project is estimated to be completed not later than June 30, 1999, which is prior to any anticipated impact on its operating systems. The Company believes that with modifications to existing software and conversions to new software, the Year 2000 issue will not pose significant operational problems for its computer systems. However, if such modifications and conversions are not made or are not completed in a timely manner, the Year 2000 issue could have a material effect on the operations of the Company.

7. SUBSEQUENT EVENT

Subsequent to year end the Company signed a Combination Agreement with Service Experts, Inc. to sell all of the Company's stock. In accordance with the Combination Agreement, the Company became a wholly-owned subsidiary of Service Experts, Inc. effective April 1, 1998.

                         Report of Independent Auditors

The Stockholders of
Davis the Plumber, Inc.

We have audited the accompanying balance sheet of Davis the Plumber, Inc. as of December 31, 1997, and the related statements of income, stockholders' equity, and cash flows for the year ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Davis the Plumber, Inc. at December 31, 1997, and the results of its operations and its cash flows for the year ended December 31, 1997, in conformity with generally accepted accounting principles.


                                             /s/ Ernst & Young LLP



Nashville, Tennessee
July 30, 1998

                             Davis the Plumber, Inc.

                                  Balance Sheet

                                December 31, 1997


ASSETS
Current assets:
    Cash and cash equivalents                                                                        $144,776
    Accounts receivable:
      Trade, net of allowance for doubtful accounts of $2,165                                          10,620
      Employee                                                                                            434
                                                                                                     --------
                                                                                                       11,054

      Inventories                                                                                     201,260
      Prepaid expenses and other current assets                                                         7,351
      Deferred income taxes                                                                            10,113
                                                                                                     --------
Total current assets                                                                                  374,554

Property and equipment:
    Furniture and fixtures                                                                            109,258
    Machinery and equipment                                                                           126,375
    Vehicles                                                                                          425,703
    Leasehold improvements                                                                             44,977
                                                                                                     --------
                                                                                                      706,313
    Less accumulated depreciation and amortization                                                   (444,162)
                                                                                                     --------
                                                                                                      262,151
                                                                                                     --------
Total assets                                                                                         $636,705
                                                                                                     ========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Trade accounts payable and accrued liabilities                                                    $ 51,837
   Accrued taxes other than income                                                                     20,830
   Accrued compensation                                                                                16,886
   Accrued warranties                                                                                   7,030
   Income taxes payable                                                                                 9,512
   Deferred revenue                                                                                    11,523
                                                                                                     --------
Total current liabilities                                                                             117,618

Deferred income taxes                                                                                  12,395

Stockholders' equity:
   Common stock, $1 par value, 250,000 shares authorized, 5,429 shares issued and
     outstanding                                                                                        5,429
   Additional paid-in capital                                                                         126,568
   Retained earnings                                                                                  374,695
                                                                                                     --------
Total stockholders' equity                                                                            506,692



                                                                                                     ========
Total liabilities and stockholders' equity                                                           $636,705
                                                                                                     ========


See accompanying notes.

                             Davis the Plumber, Inc.

                               Statement of Income

                          Year ended December 31, 1997


Net revenue                                                                                        $1,607,870

Cost of goods sold                                                                                    852,085
                                                                                                   ----------
Gross margin                                                                                          755,785
Selling, general and administrative expenses                                                          673,850
                                                                                                   ----------
Income from operations                                                                                 81,935
Other income (expense):
    Interest expense                                                                                   (2,520)
    Interest income                                                                                     3,137
    Other income                                                                                        3,749
                                                                                                   ----------
                                                                                                        4,366
                                                                                                   ----------
Income before taxes                                                                                    86,301

Provision (benefit) for income tax:
    Current                                                                                            20,663
    Deferred                                                                                             (215)
                                                                                                   ----------
Total income taxes                                                                                     20,448
Net income                                                                                         $   65,853
                                                                                                   ==========



See accompanying notes.

                             Davis the Plumber, Inc.

                        Statement of Stockholders' Equity

                                            COMMON STOCK         ADDITIONAL
                                          $1.00 PAR VALUE          PAID-IN      RETAINED
                                       SHARES        AMOUNT        CAPITAL      EARNINGS        TOTAL
                                     ----------------------------------------------------------------------
Balance at January 1, 1997              5,000         $5,000        $ 27,898     $308,842      $341,740
   Stock purchase                         429            429          98,670            -        99,099
   Net income                               -              -               -       65,853        65,853
                                     ----------------------------------------------------------------------
Balance at December 31, 1997            5,429         $5,429        $126,568     $374,695      $506,692
                                     ======================================================================



See accompanying notes.

                             Davis the Plumber, Inc.

                             Statement of Cash Flows

                          Year ended December 31, 1997


OPERATING ACTIVITIES
Net income                                                                  $  65,853
Adjustments to reconcile net income to net cash provided
    by operating activities:
      Depreciation and amortization                                            76,389
      Benefit for deferred income taxes                                          (215)
      Provision for loss on accounts receivable                                 2,165
      Gain on asset disposals
      Changes in assets and liabilities:
        Accounts receivable                                                    (1,899)
        Inventories                                                           (37,640)
        Prepaid expenses and other current assets                               8,058
        Trade accounts payable and accrued liabilities                          7,119
        Accrued compensation                                                  (52,785)
        Accrued taxes, other than income                                        9,167
        Accrued warranties                                                      1,161
        Deferred revenue                                                        7,769
        Income taxes payable                                                      322
                                                                            ---------
Net cash flow provided by operating activities                                 85,464

INVESTING ACTIVITIES
Purchase of property, and equipment                                          (121,802)
                                                                            ---------
Net cash used in investing activities                                        (121,802)

FINANCING ACTIVITIES
Payments on long-term debt                                                    (49,788)
Stock purchase                                                                 99,099
                                                                            ---------
Net cash provided by financing activities                                      49,311

Increase in cash and cash equivalents                                          12,973
Cash and cash equivalents at beginning of period                              131,803
                                                                            ---------
Cash and cash equivalents at end of period                                  $ 144,776
                                                                            =========

SUPPLEMENTAL CASH FLOW INFORMATION
Interest paid                                                               $   2,520
                                                                            =========
Income taxes paid                                                           $  11,150
                                                                            =========

See accompanying notes.

                             Davis the Plumber, Inc.

                          Notes to Financial Statements

                                December 31, 1997

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

REPORTING ENTITY

Davis the Plumber, Inc. ("the Company") operates in one industry segment and is primarily engaged in the repair, maintenance, service, and replacement of air conditioning, heating systems, and plumbing systems for commercial and residential customers in the Albuquerque, New Mexico area.

REVENUE RECOGNITION

Revenue on all of the Company's heating and air conditioning and plumbing installations for residential and commercial installation and service and maintenance jobs are recognized upon completion of the services, which is usually within one to two days.

FAIR VALUE OF FINANCIAL INSTRUMENTS

Cash

The carrying amounts reported in the balance sheet for cash and cash equivalents approximate fair value.

Accounts Receivable, Accounts Payable and Accrued Liabilities

The carrying amount reported in the balance sheet for accounts receivable, accounts payable and accrued liabilities approximates fair value.

CONCENTRATIONS OF CREDIT

At times, cash balances in the Company's accounts may exceed FDIC insurance limits. The Company primarily purchases HVAC units, parts and plumbing supplies that are distributed by Sigler & Reeves and Western Plumbing. Total purchases from these distributors during 1997 totaled approximately $112,000.

                             Davis the Plumber, Inc.

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

CASH EQUIVALENTS

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

ALLOWANCE FOR DOUBTFUL ACCOUNTS

During the year ended December 31, 1997, amounts charged to bad debt expense totaled $2,165. No accounts were written off during the year ended December 31, 1997.

INVENTORIES

Inventories are stated at cost, which is not in excess of market. Cost is determined by the first-in, first-out (FIFO) method for all inventories.

PROPERTY AND EQUIPMENT

Property and equipment are stated on the basis of cost. Depreciation and amortization are provided on the straight-line method and declining-balance methods over the following useful lives:

                                                                YEARS
                                                                -----

Leasehold improvements                                            5
Furniture and fixtures                                            5
Machinery and equipment                                           7
Vehicles                                                          5

LONG-LIVED ASSETS

Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-lived Assets and for Long-lived Assets to be Disposed Of" requires that companies consider whether indicators of impairment of long-lived assets held for use are present. If such indicators are present, companies determine whether the sum of the estimated undiscounted future cash flows attributable to such assets is less than their

                             Davis the Plumber, Inc.

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

LONG-LIVED ASSETS (CONTINUED)

carrying amount, and if so, companies recognize an impairment loss based on the excess of the carrying amount of the assets over their fair value. Accordingly, management periodically evaluates the ongoing value of property and equipment and has determined that there were no indications of impairment as of December 31, 1997.

DEFERRED REVENUE

The Company pre-sells maintenance contracts in the form of energy service agreements ("ESA"). ESA revenue is recorded as deferred revenue and recognized as income when the service is performed.

WARRANTIES

The Company provides the retail customer with a one year warranty on parts and labor from the date of installation of the heating and air conditioning unit. This warranty runs concurrent with the manufacturer's warranty on parts. The Company provides an accrual for future warranty costs based upon the relationship of prior years' sales to actual warranty costs. It is the Company's practice to classify the entire warranty accrual as a current liability.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

INCOME TAXES

The Company uses the liability method of accounting for federal and state income taxes as provided by SFAS No. 109, "Accounting for Income Taxes." Under the liability method, the deferred tax liability or asset is based on temporary differences between the financial statement and income tax bases of assets and liabilities, measured at tax rates that will be in effect when the differences reverse.

                             Davis the Plumber, Inc.

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

ADVERTISING COSTS

The Company expenses advertising costs as incurred. During 1997, the Company expensed approximately $103,000.

NEWLY ISSUED ACCOUNTING STANDARDS

In June 1997, the FASB issued FAS No. 130, "Reporting Comprehensive Income." Statement No. 130 establishes standards for reporting and displaying comprehensive income and its components in a full set of general purpose financial statements. Statement No. 130 is effective for interim and annual periods beginning after December 15, 1997. Comprehensive income encompasses all changes in stockholders' equity (except those arising from transactions from owners) and includes net income, net unrealized capital gains or losses on available for sale securities and foreign currency translation adjustments. Management of the Company does not expect the adoption of FAS No. 130 to have a material impact on the Company's financial statements.

2. DEBT

The Company had a line of credit with a financial institution with a total borrowing limit of $50,000. As of December 31, 1997, there were no amounts outstanding under this line of credit. The line of credit bears interest 1.0% above the index rate which is the corporate base rate of Sunwest Bank of Albuquerque.

                             Davis the Plumber, Inc.

3. LEASES

Total rental expense for all operating leases was $ 30,218 for 1997. The Company leases its office facilities from a majority stockholder of the Company, under the terms of a noncancelable operating lease agreement that expires on April 30, 2006. Minimum rental commitments at December 31, 1997 under the operating lease are as follows:

                                                   OPERATING
                                                     LEASES
                                                    --------

                 1998                               $ 29,664
                 1999                                 29,664
                 2000                                 29,664
                 2001                                 29,664
                 2002                                 29,664
                 Thereafter                           98,880
                                                    ========
                                                    $247,200
                                                    ========

4. COMMITMENTS AND CONTINGENT LIABILITIES

The Company maintains general liability insurance coverage and umbrella policies to insure itself against any liabilities occurring in the normal course of business. The Company believes that its insurance coverage is adequate.

5. INCOME TAXES

Income tax expense consists of the following at December 31, 1997:

               Current:
                  Federal                          $ 16,477
                  State                               4,186
               Deferred benefit                        (215)
                                                   --------
                                                   $ 20,448
                                                   ========

                             Davis the Plumber, Inc.

5. INCOME TAXES (CONTINUED)

Significant components of the deferred tax assets and liabilities as of December 31, 1997, are as follows:

Deferred tax liabilities:
    Depreciation and amortization                         $13,113

Deferred tax assets:
    Inventory reserves                                      5,923
    Accounts receivable                                       513
    Compensation and warranty reserves                      1,665
    Deferred revenue                                        2,730
                                                          -------
Total gross deferred tax assets                            10,831
Valuation allowance                                            --
                                                          -------
Deferred tax assets                                        10,831
                                                          -------
Net deferred tax liabilities                              $ 2,282
                                                          =======

Management has evaluated the need for a valuation allowance for the deferred tax assets and has concluded that no valuation allowance is necessary.

The provision for income taxes differs from the amounts computed by applying the statutory federal income tax rate of 34% to income before income taxes. The differences are summarized as follows:

Tax provision at statutory rate                                         $ 29,342
State income tax less applicable federal tax benefit                       2,734
Effect of graduated tax rates                                            (11,627)
                                                                        --------
                                                                        $ 20,448
                                                                        ========

6. IMPACT OF YEAR 2000 (UNAUDITED)

The Year 2000 issue is the result of computer programs being written using two digits rather than four to define the applicable year. Any of the Company's computer programs that have time sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in a system failure or miscalculations causing disruptions of operations, including, among other things, a temporary inability to process transactions, send invoices, or engage in similar normal business activities.

The Company has completed an assessment and implemented a plan which will include testing, modifying and replacing a portion of its software so that its computer systems will function properly with respect to dates in the Year 2000 and thereafter. According to management estimates, the total Year 2000 project cost will not materially affect the operating results or the financial position of the Company.

The planned project is estimated to be completed not later than June 30, 1999, which is prior to any anticipated impact on its operating systems. The Company believes that with modifications to existing software and conversations to new software, the Year 2000 issue will not pose significant operations problems for its computer systems. However, if such modifications and conversions are not made or are not completed in a timely manner, the Year 2000 issue could have a material effect on the operations of the Company.

                             Davis the Plumber, Inc.

7. SUBSEQUENT EVENT

Subsequent to year end the Company signed a Combination Agreement with Service Experts, Inc. to sell all of the Company's stock. In accordance with the Combination Agreement, the Company became a wholly-owned subsidiary of Service Experts, Inc. effective January 28, 1998.

                   PRO FORMA COMBINED FINANCIAL STATEMENTS OF
                              SERVICE EXPERTS, INC.

     Service Experts, Inc. (the "Company") was incorporated on March 27, 1996. The Company operates in one industry segment and is primarily engaged in the replacement and servicing of HVAC units for residential and commercial customers. The Company has Service Centers located in cities across the United States. The operations of the Company's subsidiaries other than Pooled Companies have been included in the Company's financial statements from their respective effective dates of acquisition. The Company's historical financial statements have been restated for all periods presented by including the historical results of the 1997 Pooled Companies (see Table I).

     The following unaudited pro forma combined financial statements give effect to the acquisition by the Company of 26 Acquired Companies (as defined below) and to PTM Enterprises, Inc. (see Table I), an HVAC company with which the Company has entered into an agreement in principle (the "Pending Acquisition") in exchange for shares of the Company's Common Stock, cash, warrants to purchase shares of Common Stock and the assumption of certain debt.

     The unaudited pro forma combined balance sheet as of June 30, 1998 gives effect to the acquisition of seven Acquired Companies closed effective after June 30, 1998 (see Table I) and the Pending Acquisition. The unaudited pro forma combined statement of income for the six months ended June 30, 1998 gives effect to the acquisition of 19 Acquired Companies closed effective during the six month period ended June 30, 1998 (see Table I), the seven Acquired Companies which were closed effective after June 30, 1998 and the Pending Acquisition as if such transactions had occurred as of January 1, 1998. The unaudited pro forma combined statement of income for the 12 months ended December 31, 1997 gives effect to the acquisition of the 1997 Pooled Companies as described below, 32 Acquired Companies closed during 1997 (see Table I), the 19 Acquired Companies closed effective during the six month period ended June 30, 1998, the seven Acquired Companies closed effective after June 30, 1998 and the Pending Acquisition as if such transactions had occurred on January 1, 1997.


TABLE I

The 1997 Pooled Companies

*1.  C. Iapaluccio, Company, Inc.
 2.  Hawk Heating & Air Conditioning, Inc.
*3.  TML, Inc.
*4.  Parrott Mechanical, Inc.
 5.  McAlister Heat & Air, Inc.

One Pending Acquisition

*  PTM Enterprises, Inc.

Seven Acquired Companies closed effective after June 30, 1998

1.  Andros Refrigeration, Inc.
2.  Epperson, Inc.
3.  Midland Heating & Air Conditioning, Inc.
4.  Economy Heating and Air Conditioning, Inc.
5.  Mathews Heating and Air Conditioning, Inc.
6.  Matz Sheet Metal Works, Inc.
7.  Warshaw Energy Savings Design, Inc.

19 Acquired Companies closed effective during the six month period ended
   June 30, 1998

  1.  Gulf Coast Cooling, Inc.
  2.  Jack Nelson Co., Inc.
  3.  Dan Jacobs Heating & Cooling, Inc.
  4.  Becht Heating & Cooling, Inc.
 *5.  Davis the Plumber, Inc.
  6.  Lee Voisard Plumbing & Heating, Inc.
  7.  Climate Control, Inc.
  8.  Triton Mechanical, Inc.
  9.  Strand Brothers, Inc.
 10.  Astron Residential, Inc.
 11.  Doler Plumbing & Heating, Inc.
 12.  Atlantic Air Conditioning and Heating, Inc.
*13.  Steel City Heating & Air, Inc.
 14.  Deland Heating & Air Conditioning Company
 15.  Kozon, Inc.
 16.  Royden Commercial Services, Inc.
 17.  Albritten Plumbing Heating and Air Conditioning, Inc.
 18.  Alert Heating Service, Inc.
 19.  Russell Mechanical, Inc.

32 Acquired Companies closed during 1997

*1.  B.W. Heating & Cooling, Inc.
*2.  Chief/Bauer Heating & Air Conditioning, Inc.
*3.  Gaddis Co.
*4.  Dial One Raymond Plumbing, Heating & Cooling, Inc.
*5.  Parker Heating & Air Conditioning Incorporated
*6.  Sylvester Corp.
*7.  Roland J. Down, Inc.
*8.  Stark Services Company, Inc.
*9.  Claire's Air Conditioning and Refrigeration, Inc.
*10. Claire & Sanders, Inc.
*11. Piedmont Air Conditioning Company
 12. Royden, Inc.
 13. Superior Air Conditioning, Inc.
*14. ProAir Services, Inc.
*15. Arctic Aire of Chico, Inc.
 16. A-1 Air Conditioning, Inc.
*17. Mid Fla Heating & Air, Inc.
 18. All American Air Conditioning & Heating, Inc.
 19. The McElroy Service Company
 20. Bill Ingraham Service Company, Inc.
*21. S & W Conditioning, Inc.
*22. Berkshire Air Conditioning Company
*23. J.M. Jenks Incorporated
*24. Teays Valley Heating and Cooling, Inc.
 25. Ainsley & Son Heating, Inc.
 26. Knochelmann, Inc.
 27. Stanley Heating and Air Conditioning, Inc.
 28. George B. Givens Company, Inc.
*29. Holmes Sales & Service, Inc.
*30. Getzschman Heating & Sheet Metal Contractors
 31. Thompson and Sons Heating and Air Conditioning Company
 32. Air Experts, Inc.


* Indicates that audited financial statements for the Acquired Companies previously have been filed in a Form 8-K or Form S-4 and these Acquired Companies have been included in the pro forma financial statements of the Company.

 The unaudited pro forma combined financial statements have been prepared by the Company based on the historical financial statements of the Company and of the companies referred to in Table I and certain preliminary estimates and assumptions deemed appropriate by management of the Company. The pro forma combined financial statements presented herein have been prepared based on certain assumptions and include certain pro forma adjustments. The Company has not completed all the evaluations necessary for the final purchase price allocations related to certain of the acquired businesses; accordingly, actual adjustments that reflect final evaluations of the purchased assets and assumed liabilities may differ from the pro forma adjustments reflected herein.

     These pro forma combined financial statements may not be indicative of results that would have been achieved had these acquisitions occurred on the dates indicated or of results which may be realized in the future.

     The pro forma combined financial statements should be read in conjunction with the historical financial statements of the Company.

        PRO FORMA COMBINED FINANCIAL STATEMENTS OF SERVICE EXPERTS, INC.

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                                 JUNE 30, 1998

                                                                    ACQUIRED      PENDING      PRO FORMA
                                                         COMPANY    COMPANIES   ACQUISITION   ADJUSTMENTS    PRO FORMA
                                                         --------   ---------   -----------   -----------    ---------
                                                                                (IN THOUSANDS)
Current assets:
  Cash and cash equivalents............................ $  5,962     $1,091       $  883       $(10,632)(a)  $     36
                                                                                                   (768)(b)
Receivables:                                                                                      3,500 (c)
  Trade receivables, net...............................   42,407      2,142          363                       44,912
  Related party........................................      370        101           --                          471
  Employee.............................................      495         16            8                          519
  Other................................................    4,325         --           --                        4,325
                                                        --------     ------       ------        -------      --------
                                                          47,597      2,259          371                       50,227
Inventories............................................   22,035      1,106          303                       23,444
Cost and estimated earnings in excess of billings......    2,348         29           --                        2,377
Prepaid expenses and other current assets..............    4,595         77           --                        4,672
Current portion of notes receivable -- related
  parties..............................................       14         --           --                           14
Current portion of notes receivable....................      277         --           --                          277
Deferred income taxes..................................    3,945          2           --                        3,947
                                                        --------     ------       ------        -------      --------
        Total current assets...........................   86,773      4,564        1,557        (7,900)        84,994
Property, buildings and equipment, net.................   31,461      1,153          496                       33,110
Notes receivable -- related parties....................      334         --           --                          334
Notes receivable -- other..............................      610         --           --                          610
Unallocated purchase price.............................    5,383         --           --                        5,383
Goodwill...............................................  148,695         --           --         17,215(a)    165,910
Other assets...........................................    2,000         10           26                        2,036
                                                        --------     ------       ------        -------      --------
        Total assets................................... $275,256     $5,727       $2,079        $ 9,315      $292,377
                                                        ========     ======       ======        =======      ========
Current liabilities:
  Trade accounts payable and accrued liabilities....... $ 15,271     $1,763       $  344        $            $ 17,378
  Accrued compensation.................................    5,546         60           24                        5,630
  Accrued warranties...................................    2,993        121           --                        3,114
  Income taxes payable.................................       --        119          360                          479
  Deferred revenue.....................................    8,697        569          183                        9,449
  Billings in excess of costs and estimated earnings...    1,640        486           --                        2,126
  Current portion of long-term debt and capital lease                                               (58)(b)
    obligations........................................      274         58           --          3,500 (c)     3,774
                                                        --------     ------       ------        -------      --------
        Total current liabilities......................   34,421      3,176          911          3,442        41,950
Long-term debt and capital lease obligations, net of
  current..............................................   61,606        710           --           (710)(b)    61,606
Deferred income taxes..................................    1,785         --           --                        1,785
Common stock...........................................      164        177          580           (754)(a)       167
Additional paid-in-capital.............................  147,852        370           --          9,219 (a)   157,441
Retained earnings......................................   29,428      1,294          588         (1,882)(a)    29,428
                                                        --------     ------       ------        -------      --------
                                                        $275,256     $5,727       $2,079        $ 9,315      $292,377
                                                        ========     ======       ======        =======      ========

  See accompanying notes to Unaudited Pro Forma Combined Financial Statements.

        PRO FORMA COMBINED FINANCIAL STATEMENTS OF SERVICE EXPERTS, INC.

                UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME
                     FOR THE SIX MONTHS ENDED JUNE 30, 1998

                                                      ACQUIRED      PENDING      PRO FORMA
                                           COMPANY    COMPANIES   ACQUISITION   ADJUSTMENTS    PRO FORMA
                                           --------   ---------   -----------   -----------    ---------
                                                       (IN THOUSANDS, EXCEPT PER SHARE DATA)
Net revenues.............................  $168,761    $21,305      $2,728        $   --       $192,794
Cost of goods sold.......................   109,447     12,466         982            --        122,895
                                           --------    -------      ------        ------       --------
Gross margin.............................    59,314      8,839       1,746            --         69,899
Selling, general and administrative
  expenses...............................    42,121      6,778       1,333          (184)(d)     50,048
                                           --------    -------      ------        ------       --------
Income from operations...................    17,193      2,061         413           184         19,851
Other income (expense):
  Interest expense.......................    (1,180)        --          --           (13)(e)     (1,193)
  Interest income........................       285         18          11            --            314
  Other income (expense).................       285        138          --            --            423
                                           --------    -------      ------        ------       --------
                                               (610)       156          11           (13)          (456)
                                           --------    -------      ------        ------       --------
Income (loss) before tax.................    16,583      2,217         424           171         19,395
Provision for income taxes...............     6,730      1,048         168            88(f)       8,034
                                           --------    -------      ------        ------       --------
Net income (loss)........................  $  9,853    $ 1,169      $  256        $   83       $ 11,361
                                           ========    =======      ======        ======       ========
Pro forma net income per share:
  Basic..................................  $   0.62                                            $   0.68
  Diluted................................  $   0.61                                            $   0.67
Pro forma weighted average shares
  outstanding:
  Basic..................................    16,003                                  628(g)      16,631
  Diluted................................    16,258                                  628(g)      16,886

  See accompanying notes to Unaudited Pro Forma Combined Financial Statements.

        PRO FORMA COMBINED FINANCIAL STATEMENTS OF SERVICE EXPERTS, INC.

                UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME
                 FOR THE TWELVE MONTHS ENDED DECEMBER 31, 1997

                                                      ACQUIRED      PENDING      PRO FORMA
                                            COMPANY   COMPANIES   ACQUISITION   ADJUSTMENTS    PRO FORMA
                                            -------   ---------   -----------   -----------    ---------
                                                       (IN THOUSANDS, EXCEPT PER SHARE DATA)
Net revenues..............................  $238,692   $126,229      $ 5,505      $     --      $370,426
Cost of goods sold........................   154,598     77,959        3,310            --       235,867
                                            --------   --------      -------      --------      --------
Gross margin..............................    84,094     48,270        2,195            --       134,559
Selling, general and administrative
  expenses................................    60,219     35,869        1,154           (49)(d)    97,193
                                            --------   --------      -------      --------      --------
Income from operations....................    23,875     12,401        1,041            49        37,366
Other income (expense):
  Interest expense........................      (688)      (619)          --           619(e)       (688)
  Interest income.........................       775        110            9           --            894
  Other income (expense)..................       493        382            3           --            878
                                            --------   --------      -------      --------      --------
                                                 580       (127)          12           619         1,084
                                            --------   --------      -------      --------      --------
Income before tax.........................    24,455     12,274        1,053           668        38,450
Provision for income taxes................     9,189        496          383         4,833(f)     14,901
                                            --------   --------      -------      --------      --------
Net income................................  $ 15,266   $ 11,778      $   670      $ (4,165)     $ 23,549
                                            ========   ========      =======      ========      ========
Pro forma net income per share:
  Basic..................................   $   1.07                                            $   1.46
  Diluted................................   $   1.06                                            $   1.45
Pro forma weighted average shares
  outstanding:
  Basic..................................     14,305                                 1,807(h)     16,112
  Diluted................................     14,453                                 1,815(i)     16,268

  See accompanying notes to Unaudited Pro Forma Combined Financial Statements.

                             SERVICE EXPERTS, INC.

                    PRO FORMA COMBINED FINANCIAL STATEMENTS
           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

PRO FORMA BALANCE SHEET ADJUSTMENTS

     (a) Reflects the payments to owners of seven Acquired Companies and one Pending Acquisition of $10,632,000 in cash and 3,000,000 shares of common stock resulting in an increase in Goodwill of $17,215,000 which is amortized over 40 years. The allocation of the purchase price associated with the acquisitions has been determined by the Company based on available information and is subject to further refinement.

     (b) Reflects the assumed payment of all outstanding debt.

     (c) Reflects borrowings on line-of-credit

                                                                        TWELVE MONTHS    SIX MONTHS
                                                                            ENDED           ENDED
                                                                        DECEMBER 31,       JUNE 30,
                                                                            1997            1998
                                                                        -------------   -------------
                                                                               (IN THOUSANDS)
PRO FORMA STATEMENTS OF INCOME ADJUSTMENTS


(d) REFLECTS THE FOLLOWING ADJUSTMENTS TO SELLING, GENERAL, AND
    ADMINISTRATIVE:
     (i)  Elimination of historical owners' compensation..............    $ (5,452)       $(1,540)
    (ii)  Additional compensation relating to new agreements with
          previous owners.............................................       3,483            949
   (iii)  Adjust rent expense per new leases..........................         (94)            24
    (iv)  Corporate office overhead expenses..........................       1,317            240
     (v)  Goodwill amortization.......................................       1,618            426
    (vi)  Elimination of general and administrative expenses..........        (921)          (283)
                                                                          --------        -------
                                                                          $    (49)       $  (184)
                                                                          ========        =======

                             SERVICE EXPERTS, INC.

                    PRO FORMA COMBINED FINANCIAL STATEMENTS
   NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

                                                                        TWELVE MONTHS     SIX MONTHS
                                                                            ENDED           ENDED
                                                                        DECEMBER 31,       JUNE 30,
                                                                            1997            1998
                                                                        -------------   -------------
                                                                               (IN THOUSANDS)
(e) REFLECTS THE FOLLOWING ADJUSTMENTS TO INTEREST EXPENSE RELATED TO:
     (i)  Elimination of all other debt assumed in the transaction to
          be paid at closing..........................................    $    619       $     110
    (ii)  Additional interest on debt incurred associated with the
          transaction.................................................          --            (123)
                                                                          --------        --------
                                                                          $    619        $    (13)
                                                                          ========        ========
(f) REFLECTS THE FOLLOWING ADJUSTMENTS TO INCOME TAXES:
     (i)  Additional income tax provision for state and federal taxes at a combined effective rate of 40% as certain Acquired
          Companies and the Pending Acquisition previously which were
          taxed as Subchapter S corporations..........................    $  4,414         $  (161)
    (ii)  Additional income taxes on adjustments (d) and (e)..........        (228)             79
   (iii)  Additional income tax provision for state and federal taxes
          due to the non-deductibility of goodwill....................         647             170
                                                                          --------        --------
                                                                          $  4,833        $     88
                                                                          ========        ========
(g) Reflects adjustments to weighted average shares outstanding as follows:
          (i) 570,000 shares issued to the owners of the Acquired
          Companies.
          (ii) 58,000 shares issued to the owner of the Pending
          Acquisition.
(h) Reflects adjustments to weighted average shares outstanding as follows:
          (i) 1,749,000 shares issued to the owners of the Acquired
          Companies.
          (ii) 58,000 shares issued to the owner of the Pending
          Acquisition.
(i) Reflects adjustments to weighted average shares outstanding as follows:
          (i) 1,749,000 shares issued to the owners of the Acquired
          Companies.
          (ii) 8,000 shares representing dilutive effect of warrants issued to the owners of the Acquired Companies.
          (iii) 58,000 shares issued to the owner of the Pending
          Acquisition.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          SERVICE EXPERTS, INC.


                                          By:  /s/ Anthony M. Schofield
                                              ----------------------------------
                                              Anthony M. Schofield
                                              Chief Financial Officer, Secretary
                                              and Treasurer


Date:  September 24, 1998

                                  EXHIBIT INDEX

EXHIBIT
NUMBER               DESCRIPTION OF EXHIBITS
-------              -----------------------
  23                 Consent of Ernst & Young LLP
